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                                                              EXHIBIT 1.A(6)(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

              AMERICAN INTERNATIONAL MANAGEMENT DISTRIBUTORS, INC.


          First: The name of the Corporation is AMERICAN INTERNATIONAL MANAGEMENT DISTRIBUTORS, INC.

          Second: The registered office of the Corporation in the State of Delaware is located at 100 West Tenth Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

          Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $1.00 each.

          Fifth: The name and mailing address of the sole incorporator is as follows:

        Name                                            Mailing Address
        ----                                            ---------------

James J. Spring, III                                  402 Pierce Avenue
                                                      Houston, Texas 77002

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          Sixth: The Corporation is to have perpetual existence.

          Seventh: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (1) To make, alter or repeal the by-laws of the Corporation.

          (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution establishing such committee or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and


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     outstanding, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

         Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to the provisions contained in any applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of November, 1976.


                                             /s/ JAMES J. SPRING, III
                                             ----------------------------
                                             JAMES J. SPRING, III


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              AMERICAN INTERNATIONAL MANAGEMENT DISTRIBUTORS, INC.
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                     *****


American International Management Distributors, Inc. (the "Company"), a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, does hereby certify that:

     (1) The Board of Directors of the Company adopted a resolution by unanimous written consent proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:


          RESOLVED, that the Certificate of Incorporation of American International Management Distributors, Inc. be amended by changing the Article thereof numbered "First" so that, as amended, such Article shall be and read as follows:

     "First. The name of the Corporation is A.I.M. DISTRIBUTORS, INC."

     (2) In lieu of a meeting and vote of the sole stockholder of the Company, such stockholder has given its written consent to such amendment of the Certificate of Incorporation in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

     (3) The foregoing amendment of the Company's Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by W. Thomas Fiquet, its President, and attested by William D. Murphy, its Secretary, this 5th day of January, 1977.



                                             AMERICAN INTERNATIONAL MANAGEMENT
                                             DISTRIBUTORS, INC.



                                             By /s/ W. THOMAS FIQUET
                                               -------------------------------
                                                                     President


ATTEST:

By /s/ WILLIAM D. MURPHY
  ----------------------------------
                           Secretary
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                                                                      [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           A.I.M. DISTRIBUTORS, INC.

         A.I.M. DISTRIBUTORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

         "RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended to read as follows:

         "First.  The name of the Corporation is A I M DISTRIBUTORS, INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has executed a written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said A.I.M. Distributors, Inc. has caused this certificate to be signed by Robert H. Graham, its Vice President, and attested by Judith C. Creel, its Secretary, effective as of this 15th day of March, 1982.



                                            A.I.M. DISTRIBUTORS, INC.

                                            By /s/ ROBERT H. GRAHAM
                                               --------------------------------
                                               ROBERT H. GRAHAM, Vice President

ATTEST:

By /s/ JUDITH C. CREEL
   --------------------------------
   JUDITH C. CREEL, Secretary